Exhibit 99.1

Ellington Financial Inc. Reports Third Quarter 2019 Results
OLD GREENWICH, Connecticut—November 6, 2019
Ellington Financial Inc. (NYSE: EFC) (the "Company") today reported financial results for the quarter ended September 30, 2019.
Highlights

•	Net income of $17.3 million, or $0.53 per basic and diluted share.

•	Book value per share as of September 30, 2019 of $18.81, including the effect of dividends of $0.42 per share and a common equity offering completed during the quarter.

•	Credit strategy gross income of $18.6 million for the quarter, or $0.55 per share.

•	Agency strategy gross income of $4.1 million for the quarter, or $0.12 per share.

•	Core Earnings[1] of $15.4 million, or $0.47 per share.

•	Dividend yield of 9.2% based on the November 5, 2019 closing stock price of $18.23 per share.

•	Debt-to-equity ratio of 4.0:1 and total recourse debt-to-equity ratio of 2.9:1[2] as of September 30, 2019.

•	Issued 4.025 million shares of common stock through a follow-on common equity offering, increasing our total equity by $69.8 million, or approximately 12%.
Third Quarter 2019 Results
"Ellington Financial had another strong quarter, led by our proprietary loan businesses, most notably non-QM loans, small-balance commercial mortgage loans, and residential transition mortgage loans," said Laurence Penn, Chief Executive Officer and President. "We deployed the capital from our July common equity raise opportunistically, without interrupting the growth of our net income or Core Earnings, both of which increased sequentially. Excluding the modest dilution from the equity raise, our annualized economic return for the quarter was right around 11%, keeping us on pace with our strong performance during the first half of the year.
"Our common equity raise in July was well timed, as it provided us with dry powder to capitalize on some great buying opportunities that emerged from the market volatility in August, in addition to providing capital for our ongoing high-yielding loan pipelines.
"In October, after we had fully deployed the capital from our July common equity raise, we raised additional capital through our inaugural preferred equity raise, which earned an investment-grade rating and saw strong participation from both institutional and retail investors. We were pleased with the execution and believe that it rightly reflected Ellington Financial's long track record of book value stability, disciplined and dynamic hedging, effective risk management, and prudent leverage. The preferred equity raise further diversified our funding sources, and we expect that it will be highly accretive to earnings, as it should enable us to continue to capitalize on the attractive investment opportunities that we are seeing across our diversified portfolio, with projected returns on equity well in excess of our preferred dividend rate.
"For the remainder of the year, we are focused on continuing to grow and diversify our portfolio, including through deployment of the capital that we just raised in our preferred equity offering, so as to continue to generate a consistent earnings stream for shareholders. As always, disciplined hedging and liquidity management will be essential in protecting and preserving book value should we encounter significant year-end-related volatility."

1 Core Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Core Earnings" below for an explanation regarding the calculation of Core Earnings.
2 Excludes repo borrowings on U.S. Treasury securities and borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, our debt-to-equity ratio based on total recourse borrowings is 3.0:1 as of September 30, 2019.

Financial Results
The size of both the Company's credit and Agency portfolios increased during the quarter as it deployed the proceeds from its follow-on equity offering, which closed in July. The Company's total long credit portfolio3 increased by 13.9%, to $1.218 billion as of September 30, 2019, from $1.069 billion as of June 30, 2019. Most of the growth of the Company's credit portfolio occurred in the non-QM and residential transition loan portfolios. The Company's total long Agency RMBS portfolio increased by 16.9%, to $1.565 billion as of September 30, 2019, from $1.339 billion as of June 30, 2019.
The Company's debt-to-equity ratio was 4.0:1 as of both September 30, 2019 and June 30, 2019. Although the Company added financing during the quarter to accommodate its larger credit and Agency portfolios, its equity also increased over the course of the quarter as a result of the follow-on equity offering, and the debt-to-equity ratio was essentially unchanged. The Company's recourse debt-to-equity ratio increased slightly over the course of the quarter, to 2.9:12 from 2.8:12.
During the third quarter, the Company's credit strategy generated total gross income of $18.6 million, or $0.55 per share, and its Agency strategy generated total gross income of $4.1 million, or $0.12 per share.
Strong net interest income from the Company's credit portfolio continued to be the primary driver of earnings during the third quarter. The Company's credit strategy generated net interest income4 of $19.8 million, net realized and unrealized gains on the long investment portfolio of $0.9 million, net realized and unrealized losses on interest rate hedges of $(0.5) million, net realized and unrealized losses of $(1.0) million on credit hedges and other activities, and other investment related expenses of $3.3 million. The Company also had $2.8 million in earnings from investments in unconsolidated entities.
The Company's best-performing credit strategies for the quarter included non-QM loans, residential transition mortgage loans, small-balance commercial mortgage loans, non-Agency RMBS, secondary CLOs, CMBS, and investments in mortgage originators. Investments in retained tranches in Ellington-sponsored CLOs underperformed during the quarter.
The Company also benefited from strong performance in its Agency portfolio during the quarter. The Agency strategy generated net interest income5 of $1.4 million, and net realized and unrealized gains of $11.2 million, as interest rates declined and pay-ups on the Company's specified pools increased. Pay-ups are price premiums for specified pools relative to their TBA counterparts. Similar to previous quarters, the decline in mortgage rates and associated increase in actual and projected prepayments drove the expansion of pay-ups. Average pay-ups on the Company's specified pools increased to 1.43% as of September 30, 2019, from 1.37% as of June 30, 2019. Finally, declining interest rates generated net losses on interest rate hedges of $(8.5) million, which offset a portion of the gains in the Agency portfolio.

3 Includes REO at the lower of cost or fair value. Excludes hedges and other derivative positions, as well as tranches of the Company's consolidated non-QM securitization trusts that were sold to third parties, but that are consolidated for U.S. GAAP reporting purposes. Including such tranches, the Company's total long credit portfolio was $1.652 billion and $1.539 billion, as of September 30, 2019 and June 30, 2019, respectively.
4 Excludes any interest income and interest expense items from Interest rate hedges, net and Credit hedges and other activities, net.
5 Excludes any interest income and interest expense items from Interest rate hedges and other activities, net.

The following table summarizes the Company's investment portfolio(1) holdings as of September 30, 2019 and June 30, 2019:

	Fair Value
	September 30, 2019	June 30, 2019
Long:	(In thousands)
Credit:
Dollar Denominated:
CLO(2)	$70,762	$78,225
CMBS	39,522	34,350
Commercial Mortgage Loans and REO(3)(4)	322,371	324,536
Consumer Loans and ABS backed by Consumer Loans(2)	193,293	189,671
Corporate Debt and Equity and Corporate Loans	23,178	7,632
Equity Investments in Loan Origination Entities	37,715	35,588
Non-Agency RMBS	109,594	122,651
Residential Mortgage Loans and REO(3)(5)	800,834	665,594
Non-Dollar Denominated:
CLO(2)	4,256	8,925
CMBS	51	3,308
Consumer Loans and ABS backed by Consumer Loans	578	694
Corporate Debt and Equity	30	3,240
RMBS(6)	49,439	64,182
Agency:
Fixed-Rate Specified Pools	1,382,313	1,186,311
Floating-Rate Specified Pools	11,180	9,191
IOs	37,048	24,905
Reverse Mortgage Pools	134,466	118,494
Total Long	$3,216,630	$2,877,497
Short:
Credit:
Dollar Denominated:
Corporate Debt and Equity	$(473)	$(470)
Government Debt:
Dollar Denominated	(26,730)	(38,974)
Non-Dollar Denominated	(9,706)	(10,139)
Total Short	$(36,909)	$(49,583)

(1)	This information does not include financial derivatives.

(2)	Includes equity investments in securitization-related vehicles.

(3)	In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.

(4)	Includes equity investments in unconsolidated entities holding small balance commercial mortgage loans and REO.

(5)	Includes an equity investment in an unconsolidated entity holding residential mortgage loans.

(6)	Includes an equity investment in an unconsolidated entity holding European RMBS.

The following table summarizes the Company's operating results for the three-month periods ended September 30, 2019 and June 30, 2019 and the nine-month period ended September 30, 2019:

	Three-Month Period Ended September 30, 2019	Per Share	% of Average Equity	Three-Month Period Ended June 30, 2019	Per Share	% of Average Equity	Nine-Month Period Ended September 30, 2019	Per Share	% of Average Equity
(In thousands, except per share amounts)
Credit:
Interest income and other income(1)	$31,194	$0.93	4.81%	$30,418	$1.00	5.13%	$91,021	$2.89	14.78%
Realized gain (loss), net	1,961	0.06	0.30%	(1,026)	(0.03)	(0.17)%	(3,364)	(0.11)	(0.55)%
Unrealized gain (loss), net	(1,080)	(0.03)	(0.17)%	3,387	0.11	0.57%	14,020	0.44	2.28%
Interest rate hedges, net(2)	(549)	(0.02)	(0.08)%	(1,653)	(0.05)	(0.28)%	(3,024)	(0.10)	(0.49)%
Credit hedges and other activities, net(3)	(1,021)	(0.03)	(0.16)%	(273)	(0.01)	(0.05)%	(7,850)	(0.25)	(1.27)%
Interest expense(4)	(11,365)	(0.34)	(1.75)%	(11,792)	(0.39)	(1.99)%	(34,403)	(1.09)	(5.59)%
Other investment related expenses	(3,287)	(0.10)	(0.51)%	(5,154)	(0.17)	(0.87)%	(11,917)	(0.38)	(1.94)%
Earnings from investments in unconsolidated entities	2,796	0.08	0.43%	2,353	0.08	0.40%	6,946	0.22	1.13%
Total Credit profit (loss)	18,649	0.55	2.87%	16,260	0.54	2.74%	51,429	1.62	8.35%
Agency RMBS:
Interest income	9,736	0.29	1.50%	9,501	0.31	1.60%	26,799	0.85	4.35%
Realized gain (loss), net	3,815	0.11	0.59%	307	0.01	0.05%	3,155	0.10	0.51%
Unrealized gain (loss), net	7,361	0.22	1.13%	14,848	0.49	2.51%	36,436	1.16	5.92%
Interest rate hedges and other activities, net(2)	(8,452)	(0.25)	(1.30)%	(14,587)	(0.48)	(2.46)%	(32,523)	(1.03)	(5.28)%
Interest expense	(8,351)	(0.25)	(1.29)%	(7,876)	(0.26)	(1.33)%	(22,208)	(0.71)	(3.61)%
Total Agency RMBS profit (loss)	4,109	0.12	0.63%	2,193	0.07	0.37%	11,659	0.37	1.89%
Total Credit and Agency RMBS profit (loss)	22,758	0.67	3.50%	18,453	0.61	3.11%	63,088	1.99	10.24%
Other interest income (expense), net	464	0.01	0.07%	373	0.01	0.06%	1,183	0.04	0.19%
Income tax (expense) benefit	(2)	—	—%	(376)	(0.01)	(0.06)%	(378)	(0.01)	(0.06)%
Other expenses	(4,508)	(0.13)	(0.69)%	(4,794)	(0.16)	(0.81)%	(15,037)	(0.48)	(2.44)%
Net income (loss) (before incentive fee)	18,712	0.55	2.88%	13,656	0.45	2.30%	48,856	1.54	7.93%
Incentive fee	—	—	—%	—	—	—%	—	—	—%
Net income (loss)	$18,712	$0.55	2.88%	$13,656	$0.45	2.30%	$48,856	$1.54	7.93%
Less: Net income (loss) attributable to non-controlling interests	1,419			1,012			3,511
Net income (loss) attributable to common stockholders(5)	$17,293	$0.53	2.81%	$12,644	$0.43	2.25%	$45,345	$1.47	7.76%
Weighted average shares and convertible units(6) outstanding	33,571			30,479			31,522
Average equity (includes non-controlling interests)(7)	$649,098			$592,544			$615,784
Weighted average shares outstanding(8)	32,836			29,746			30,788
Average stockholders' equity (excludes non-controlling interests)(7)	$615,775			$562,093			$584,076

(1)	Other income primarily consists of rental income on real estate owned and loan origination fees.

(2)	Includes U.S. Treasury securities, if applicable.

(3)	Includes equity and other relative value trading strategies and related hedges and net realized and unrealized gains (losses) on foreign currency.

(4)	Includes interest expense on the Company's Senior Notes.

(5)
Per share information is calculated using weighted average common shares outstanding. Percentage of average equity is calculated using average stockholders' equity, which excludes non-controlling interests.

(6)	Convertible units include Operating Partnership units attributable to non-controlling interests.

(7)	Average equity and average stockholders' equity are calculated using month end values.

(8)	Excludes Operating Partnership units attributable to non-controlling interests.

About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
The Company will host a conference call at 11:00 a.m. Eastern Time on Thursday, November 7, 2019, to discuss its financial results for the quarter ended September 30, 2019. To participate in the event by telephone, please dial (877) 241-1233 at least 10 minutes prior to the start time and reference the conference ID number 4377519. International callers should dial (810) 740-4657 and reference the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed via the "For Our Shareholders" section of the Company's web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, the Company also posted an investor presentation, that will accompany the conference call, on its website at www.ellingtonfinancial.com under "For Our Shareholders—Presentations."
A dial-in replay of the conference call will be available on Thursday, November 7, 2019, at approximately 2 p.m. Eastern Time through Thursday, November 21, 2019 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 585-8367 and enter the conference ID number 4377519. International callers should dial (404) 537-3406 and enter the same conference ID number. A replay of the conference call will also be archived on the Company's web site at www.ellingtonfinancial.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from the Company's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include without limitation management's beliefs regarding the current economic and investment environment and the Company's ability to implement its investment and hedging strategies, performance of the Company's investment and hedging strategies, the Company's exposure to prepayment risk in its Agency portfolio, and statements regarding the drivers of the Company's returns. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940; the Company's ability to qualify and maintain its qualification as a real estate investment trust, or "REIT"; and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K filed on March 14, 2019 which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports the Company's files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Nine-Month Period Ended September 30, 2019
	September 30, 2019	June 30, 2019
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$39,985	$38,547	$114,548
Interest expense	(19,954)	(19,702)	(57,275)
Total net interest income	20,031	18,845	57,273
Other Income (Loss)
Realized gains (losses) on securities and loans, net	3,368	(1,505)	(3,460)
Realized gains (losses) on financial derivatives, net	(9,360)	(10,920)	(31,850)
Realized gains (losses) on real estate owned, net	1,165	98	1,205
Unrealized gains (losses) on securities and loans, net	6,519	18,487	51,395
Unrealized gains (losses) on financial derivatives, net	1,473	(4,921)	(9,136)
Unrealized gains (losses) on real estate owned, net	(22)	(266)	(535)
Other, net	539	1,808	4,349
Total other income (loss)	3,682	2,781	11,968
EXPENSES
Base management fee to affiliate (Net of fee rebates of $503, $508, and $1,458, respectively)	1,942	1,661	5,324
Investment related expenses:
Servicing expense	1,940	2,244	6,578
Debt issuance costs related to Other secured borrowings, at fair value	—	1,671	1,671
Other	1,347	1,238	3,668
Professional fees	698	1,178	3,832
Compensation expense	712	903	2,687
Other expenses	1,156	1,053	3,194
Total expenses	7,795	9,948	26,954
Net Income (Loss) before Income Tax Expense and Earnings from Investments in Unconsolidated Entities	15,918	11,678	42,287
Income tax expense (benefit)	2	376	378
Earnings from investments in unconsolidated entities	2,796	2,354	6,947
Net Income (Loss)	18,712	13,656	48,856
Net Income (Loss) Attributable to Non-Controlling Interests	1,419	1,012	3,511
Net Income (Loss) Attributable to Common Stockholders	$17,293	$12,644	$45,345
Net Income (Loss) per Common Share:
Basic and Diluted	$0.53	$0.43	$1.47
Weighted average shares outstanding	32,836	29,746	30,788
Weighted average shares and convertible units outstanding	33,571	30,479	31,522

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	As of
(In thousands, except share amounts)	September 30, 2019	June 30, 2019
ASSETS
Cash and cash equivalents	$33,251	$42,671
Restricted cash	175	175
Securities, at fair value	1,875,929	1,668,677
Loans, at fair value	1,225,843	1,091,523
Investments in unconsolidated entities, at fair value	70,435	69,676
Real estate owned	44,423	47,621
Financial derivatives–assets, at fair value	12,740	11,150
Reverse repurchase agreements	36,473	49,641
Due from brokers	66,162	65,083
Investment related receivables	258,608	77,882
Other assets	3,319	3,495
Total Assets	$3,627,358	$3,127,594
LIABILITIES
Securities sold short, at fair value	$36,909	$49,583
Repurchase agreements	2,056,422	1,715,506
Financial derivatives–liabilities, at fair value	25,572	27,805
Due to brokers	5,978	9,951
Investment related payables	200,745	49,516
Other secured borrowings	91,151	101,925
Other secured borrowings, at fair value	438,629	475,816
Senior notes, net	85,232	85,166
Accounts payable and accrued expenses	4,579	6,281
Base management fee payable to affiliate	1,942	1,661
Dividend payable	4,833	4,267
Interest payable	6,135	6,741
Other liabilities	264	262
Total Liabilities	2,958,391	2,534,480

EQUITY
Common stock, par value $0.001 per share, 100,000,000 shares authorized; 33,774,386 and 29,745,776 shares issued and outstanding, respectively	34	30
Additional paid-in-capital	734,628	664,764
Retained earnings (accumulated deficit)	(99,216)	(102,324)
Total Stockholders' Equity	635,446	562,470
Non-controlling interests	33,521	30,644
Total Equity	668,967	593,114
TOTAL LIABILITIES AND EQUITY	$3,627,358	$3,127,594
PER SHARE INFORMATION:
Common stock	$18.81	$18.91

Reconciliation of Net Income (Loss) to Core Earnings
The Company calculates Core Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), other secured borrowings, at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Premium Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) miscellaneous non-recurring expenses; (vi) provision for income taxes; and (vii) certain other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, the Company includes the relevant components of net operating income in Core Earnings. The Catch-up Premium Amortization Adjustment is a quarterly adjustment to premium amortization triggered by changes in actual and projected prepayments on the Company's Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on the Company's then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter.
Core Earnings is a supplemental non-GAAP financial measure. The Company believes that the presentation of Core Earnings provides a consistent measure of operating performance by excluding the impact of gains and losses and other adjustments listed above from operating results. The Company believes that Core Earnings provides information useful to investors because it is a metric that the Company uses to assess its performance and to evaluate the effective net yield provided by the portfolio. In addition, the Company believes that presenting Core Earnings enables its investors to measure, evaluate, and compare its operating performance to that of its peers. However, because Core Earnings is an incomplete measure of the Company's financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered as supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
The following table provides U.S. GAAP measures of net income (loss) and details with respect to reconciling the aforementioned line items to Core Earnings for the three-month periods ended September 30, 2019 and June 30, 2019:

	Three-Month Period Ended
(In thousands, except per share amounts)	September 30, 2019	June 30, 2019(1)
Net income (loss)	$18,712	$13,656
Income tax expense (benefit)	2	376
Net income (loss) before income tax expense	18,714	14,032
Adjustments:
Realized (gains) losses on securities and loans, net	(3,368)	1,505
Realized (gains) losses on financial derivatives, net	9,360	10,920
Realized (gains) losses on real estate owned, net	(1,165)	(98)
Unrealized (gains) losses on securities and loans, net	(6,519)	(18,487)
Unrealized (gains) losses on financial derivatives, net	(1,473)	4,921
Unrealized (gains) losses on real estate owned, net	22	266
Other realized and unrealized (gains) losses, net(2)	1,112	(55)
Net realized gains (losses) on periodic settlements of interest rate swaps	82	52
Net unrealized gains (losses) on accrued periodic settlements of interest rate swaps	171	45
Non-cash equity compensation expense	116	114
Catch-up Premium Amortization Adjustment	1,508	896
Debt issuance costs related to Other secured borrowings, at fair value	—	1,671
Miscellaneous non-recurring expenses(3)	16	241
(Earnings) losses from investments in unconsolidated entities(4)	(1,823)	(1,304)
Total Core Earnings	$16,753	$14,719
Core Earnings attributable to non-controlling interests	1,316	1,099
Core Earnings Attributable to Common Stockholders	$15,437	$13,620
Core Earnings Attributable to Common Stockholders, per share	$0.47	$0.46

(1)	Conformed to current period presentation.

(2)
Includes realized and unrealized gains (losses) on foreign currency and unrealized gain (loss) on other secured borrowings, at fair value, included in Other, net, on the Condensed Consolidated Statement of Operations.

(3)	Miscellaneous non-recurring expenses consist mostly of professional fees related to the Company's conversion to a corporation and intended election to be taxed as a REIT.

(4)	Adjustment represents, for certain investments in unconsolidated entities, the net realized and unrealized gains and losses of the underlying investments of such entities.